Exhibit 99.1

BJ’s Restaurants, Inc. Donates $620,000 to the Cystic Fibrosis Foundation from 2007 Fundraising Activities

HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--BJ’s Restaurants, Inc. (NASDAQ:BJRI), a long time supporter of the Cystic Fibrosis (CF) Foundation, today donated an additional $250,000 to that foundation from the Company’s 2007 Cookies for Kids program. Through this program, BJ’s donates a portion of the sale of every signature Pizookie® dessert to the CF Foundation. Throughout 2007, the Company raised an additional $370,000 for the CF Foundation through its grand opening charity events and other fundraising campaigns. Today’s donation along with the other fundraising events throughout the year brings the total funds donated to the CF Foundation to $620,000 from the Company’s 2007 fundraising activities.

“BJ’s is proud to continue its long-standing commitment to support charitable and humanistic programs that benefit the communities and constituencies that support our restaurants,” commented Jerry Deitchle, President and CEO. “For many years, BJ’s has joined in the struggle to fight and eliminate cystic fibrosis. On behalf of the 8,000 team members at our Company, BJ’s is pleased to present our 2007 Cookies for Kids donation to the CF Foundation today. Additionally, BJ’s is committed to becoming an even better corporate citizen in the future through our sponsorship of The BJ’s Restaurants Foundation led by its President, Rob DeLiema.”

“The commitment of BJ’s Restaurants to CF research is truly a prime example of corporate philanthropy. By aligning itself with a worthy cause like the CF Foundation, BJ’s reaps the benefits of being recognized as a valuable member of the communities in which it operates while also advancing CF research and care,” said Gary Green, Director of Corporate Development for the Cystic Fibrosis Foundation. “As an organization, we are incredibly fortunate to have the support of BJ’s and look forward to what’s ahead in 2008.”

BJ's Restaurants, Inc. currently owns and operates 68 casual dining restaurants under the BJ's Restaurant & Brewery, BJ's Restaurant & Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award winning, signature deep-dish pizza complemented with generously portioned salads, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service and hospitality remain distinct attributes of the BJ's experience. The Company operates several microbreweries which produce and distribute BJ's critically acclaimed, handcrafted beers throughout the chain. The Company's restaurants are located in California (39), Texas (11), Arizona (4), Colorado (3), Oregon (3), Nevada (2), Florida (3), Ohio (1) and Oklahoma (2). The Company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants, Inc. on the web at www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) minimum wage increases, (v) food quality and health concerns, (vi) factors that impact California, where 39 of our current 68 restaurants are located, (vii) restaurant and brewery industry competition, (viii) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (ix) consumer trends, (x) potential uninsured losses and liabilities, (xi) fluctuating commodity costs including food and energy, (xii) trademark and servicemark risks, (xiii) government regulations, (xiv) licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) limitations on insurance coverage, (xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements and (xxi) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT:
BJ’s Restaurants Foundation
Rob DeLiema, President, 714-500-2445
rdeliema@bjsrestaurants.com